Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-221550, 333-237382, 333-269057, 333-275985, and 333-280563 on Form S-8 of our reports dated February 20, 2025, relating to the financial statements of eXp World Holdings, Inc. and the effectiveness of eXp World Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

San Francisco, California

February 20, 2025